UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2015

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 12, 2015, Open Text Corporation (“OpenText” or the “Company”) issued a press release announcing that the Company has priced its offering of $800 million aggregate principal amount of its 5.625% senior unsecured notes due 2023 (the “notes”), guaranteed initially on a senior unsecured basis by OpenText’s existing and future wholly-owned subsidiaries that borrow or guarantee the obligations under the existing credit agreement, dated as of January 16, 2014, among GXS, Inc. (as successor to GXS Group, Inc.), as borrower, Open Text Corporation, as guarantor, the other guarantors party thereto and the lenders party thereto (the “2014 Credit Agreement”). The offering was upsized from the previously announced $600 million aggregate principal amount. The press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The notes will be offered in Canada under available prospectus exemptions.

OpenText intends to use a portion of the net proceeds of the offering discussed above to repay in full the outstanding term loan under its existing credit agreement, dated as of November 9, 2011, as amended by a first amendment dated as of December 16, 2013 and by a second amendment dated as of December 22, 2014, among Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as revolving credit borrowers, the guarantors party thereto, the lenders party thereto and other financial institutions party thereto (the “2011 Credit Agreement”). The 2011 Credit Agreement currently provides for a $600 million term loan facility (“Term Loan A”) and a $300 million committed revolving credit facility. OpenText intends to add the remaining net proceeds of the offering to its cash balances for general corporate purposes, including potential future acquisitions. OpenText expects to fund its previously announced acquisition of Actuate Corporation with cash on hand.

Concurrently with the offering and effective upon the repayment in full of Term Loan A with the net proceeds of the offering, the 2011 Credit Agreement will be amended and restated to, among other things, remove the provisions related to Term Loan A and modify certain provisions related to the incurrence of debt and liens and the making of acquisitions, investments, and restricted payments and make other changes, in each case, generally to conform with the 2014 Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

January 12, 2015	By:	/s/ JOHN M. DOOLITTLE
John M. Doolittle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 12, 2015